QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2003

AVAYA INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15951 (Commission File Number)	22-3713430 (IRS Employer Identification No.)
211 Mount Airy Road Basking Ridge, NJ (Address of principal executive offices)	07920 (Zip Code)

Registrant's telephone number, including area code: (908) 953-6000

Item 5. Other Events.

        As previously disclosed in its Current Report on Form 8-K filed on March 28, 2003, Avaya Inc., a Delaware corporation ("Avaya") is responsible under its contribution and distribution agreement with Lucent Technologies Inc., its former parent ("Lucent"), for 10% of the liabilities associated with certain of the purported class actions recently settled by Lucent. The amount of Avaya's portion of this liability has not yet been finally determined. Subsequent to the issuance of Avaya's earnings release on April 24, 2003, Avaya recorded a charge of $25 million, representing its estimate of the amount of its liability in this matter.

Item 7. Financial Statements and Exhibits.

(c)
Exhibits.

10.1
Amended and Restated Revolving Credit Agreement, dated as of April 30, 2003, among Avaya Inc., Citibank, N.A. and the other lenders party thereto.

12.1
Ratio of Earnings to Fixed Charges

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Amended and Restated Revolving Credit Agreement, dated as of April 30, 2003, among Avaya Inc., Citibank, N.A. and the other lenders party thereto.
12.1	Ratio of Earnings to Fixed Charges

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.
Date: May 6, 2002	By:	/s/ GARRY K. MCGUIRE
		Name:	Garry K. McGuire
		Title:	Chief Financial Officer and Senior Vice President, Operations

QuickLinks

EXHIBIT INDEX
SIGNATURES